                                                                     Exhibit 4.4

                                                                  EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") dated as of October
22, 2004 of MASTELLONE HERMANOS S.A., a sociedad anonima organized under the laws of the Republic of Argentina (the "COMPANY"), Leitesol Industria e Comercio
S.A., a sociedade anonima de capital fechado duly organized and existing under the laws of Brazil, Mastellone San Luis S.A., a sociedad anonima duly organized and existing under the laws of Argentina, and Promas S.A., a sociedad anonima duly organized and existing under the laws of Argentina, as subsidiary guarantors (collectively, the "SUBSIDIARY GUARANTORS") for the benefit of the holders of the Series A-1 8% Collateralized Senior Notes due 2012 ("SERIES A-1
NOTES") and the Series B-1 8% Collateralized Senior Notes due 2012 ("SERIES B-1
NOTES").

     WHERAS, the Existing Notes have been issued by the Company pursuant an offer to exchange described in the Offering Memorandum and Proxy Solicitation
Statement dated March 5, 2004, as supplemented by the Supplements dated April 2,
2004, May 10, 2004 and as replaced by the Offering Memorandum and Proxy
Solicitation dated 16, 2004 (the "OFFERING MEMORANDUM").

     WHEREAS, the obligations of the Company under the Existing Notes are guaranteed by the Subsidiary Guarantors (the "GUARANTEES") pursuant to the
Indenture.

     WHEREAS, pursuant to the Offering Memorandum and Proxy Solicitation
Statement, the Company has committed to take actions with respect to effecting a registered exchange offering with respect to the Existing Notes and, if required as provided herein, a shelf registration with respect to the Existing Notes.

     NOW THEREFORE, the Company and the Subsidiary Guarantors hereby agree as follows for the holders of the Existing Notes:

     Section 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

     "ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission pursuant thereto.

     "ACTION" has the meaning set forth in Section 8(c) of this Agreement.

     "BASE" means the Buenos Aires Stock Exchange (Bolsa de Comercio de Buenos
Aires).

     "BROKER-DEALER" means any broker or dealer registered under the Exchange
Act.

     "BUSINESS DAY" means any day except a Saturday, Sunday or other day in the
City of New York or in the city of the corporate trust office of the Trustee, on which banks are authorized to close.

     "CNV" means Comision Nacional de Valores, the Argentine Securities
Commission.

     "COMMISSION" means the Securities and Exchange Commission.

     "CONSUMMATION" of an Exchange Offer means the occurrence of (i) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the New Notes to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) of this Agreement and (iii) the delivery by the Company to the Registrar under the Indenture of New Notes (including the guarantees thereon by the Subsidiary Guarantors) in the same aggregate principal amount as the aggregate principal amount of Existing Notes tendered by the
Holders thereof pursuant to the Exchange Offer and not withdrawn. "CONSUMMATE,"
when used as a verb, has a correlative meaning.

     "EFFECTIVENESS TARGET DATE" has the meaning set forth in Section 5 of this
Agreement.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission pursuant thereto.

     "EXCHANGE OFFER" means the registration under the Act by the Company of the
New Notes and the Guarantees by the Subsidiary Guarantors pursuant to a
Registration Statement pursuant to which the Company offers the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Existing Notes that are Transfer Restricted Securities held by such
Holders for New Notes in an aggregate principal amount equal to the aggregate principal amount of the Existing Notes that are Transfer Restricted Securities tendered in such exchange offer by such Holders.

     "EXCHANGE OFFER REGISTRATION STATEMENT" means the Registration Statement relating to the Exchange Offer, including the related Prospectus.

     "EXISTING NOTES" means the Company's Series A-1 Notes and Series B-1 Notes to be issued pursuant to the Indenture on the Original Issue Date.

     "GUARANTEES" has the meaning set forth in the preamble of this Agreement.

     "HOLDERS" has the meaning set forth in Section 2(b) of this Agreement.

     "INDEMNIFIED PERSON" has meaning set forth in Section 8(a) of this
Agreement.

     "INDENTURE" means the Indenture, dated as of October 22, 2004, by and among the Company, The Bank of New York, as trustee (the "TRUSTEE"), co-registrar and principal paying agent, Banco Rio de la Plata S.A., as registrar and paying agent and Collateral Agent and the Subsidiary Guarantors, pursuant to which the
Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with its terms.

     "INTEREST PAYMENT DATE" has the meaning set forth in the Indenture and the
Notes.

     "LOSSES" has the meaning set forth in Section 8(a) of this Agreement.

     "NASD" means the National Association of Securities Dealers, Inc.

     "NEW NOTES" means the Company's Series A-2 Notes and the Series B-2 Notes.

     "NOTES" means the Existing Notes and the New Notes.

     "OFFERING MEMORANDUM" has the meaning set forth in the preamble of this
Agreement.

     "ORIGINAL ISSUE DATE" means the date that the Existing Notes are issued under the Indenture in consummation of the offer to exchange described in the
Offering Memorandum.

     "PARTICIPATING BROKER-DEALER" has the meaning set forth in Section 6(a) of this Agreement.

     "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or a government or other agency or political subdivision thereof or other entity of any kind.

     "PROSPECTUS" means the prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments and supplements thereto, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such Prospectus.

     "REGISTRATION DEFAULT" has the meaning set forth in Section 5 of this
Agreement.

     "REGISTRATION STATEMENT" means any registration statement of the Company and the Subsidiary Guarantors relating to (a) an offering of New Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted
Securities pursuant to the Shelf Registration Statement, in each case, that is filed (including, with respect to the Exchange Offer, by way of a "confidential"
filing) pursuant to the provisions of this Agreement, and, in each case, including the Prospectus included therein, all amendments and supplements thereto (including pre- and post-effective amendments) and all exhibits and material incorporated by reference or deemed to be incorporated by reference, if any, therein.

     "SERIES A-1 NOTES" has the meaning set forth in the preamble of this
Agreement.

     "SERIES A-2 NOTES" means the Company's Series A-2 8% Collateralized Senior
Notes due 2012 to be issued pursuant to the Indenture or an indenture substantially identical to the Indenture (i) in connection with the Exchange
Offer or (ii) upon the request of any Holder of Series A-1 Notes covered by the
Shelf Registration Statement, in exchange for such Series A-1 Notes and evidencing the same debt as the Series A-1 Notes.

     "SERIES B-1 NOTES" has the meaning set forth in the preamble of this
Agreement.

     "SERIES B-2 NOTES" means the Company's Series B-2 8% Collateralized Senior
Notes due 2012 to be issued pursuant to the Indenture or an indenture substantially identical to the Indenture (i) in connection with the Exchange
Offer or (ii) upon the request of any Holder of Series B-1 Notes covered by the
Shelf Registration Statement, in exchange for such Series B-1 Notes and evidencing the same debt as the Series B-1 Notes.

     "SHELF FILING DEADLINE" has the meaning set forth in Section 4(a) of this
Agreement.

     "SHELF REGISTRATION STATEMENT" has the meaning set forth in Section 4(a) of this Agreement.

     "SUBSIDIARY" means, with respect to any Person, any other Person of which a majority of the equity ownership or the voting securities is at the time owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or a combination thereof.

     "SUBSIDIARY GUARANTORS" has the meaning set forth in the preamble of this
Agreement.

     "TIA" means the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated pursuant thereto, all as in effect on the date of the
Indenture.

     "TRANSFER RESTRICTED SECURITIES" means each Note until the earliest to occur of (i) the date on which such Note (if an Existing Note) has been exchanged by a person other than a Broker-Dealer for a New Note in the Exchange
Offer, (ii) following the exchange by a Broker-Dealer in the Exchange Offer of such Note (if an Existing Note) for a New Note, the date on which such New Note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer
Registration Statement, (iii) the date on which such Note (if an Existing Note)
has been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Note (if an
Existing Note) could be resold pursuant to Rule 144 under the Act.

     "UNDERWRITTEN REGISTRATION" or "UNDERWRITTEN OFFERING" means a registration in which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective Registration Statement.

     Section 2. Securities Subject to this Agreement. (a) Transfer Restricted
Securities. The securities entitled to the benefits of this Agreement are the
Transfer Restricted Securities.

     (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such Person beneficially owns Transfer Restricted Securities.

     Section 3. Registered Exchange Offer. (a) Unless, due to a change in federal law or Commission policy after the date hereof, the Exchange Offer shall not be permitted by applicable federal law or Commission policy, the Company shall (and shall cause each Subsidiary Guarantor to) (i) cause to be filed
(including by way of a "confidential" filing) with the

Commission on or prior to 90 days after the Original Issue Date, an Exchange
Offer Registration Statement, (ii) use its best efforts to cause such Exchange
Offer Registration Statement to be declared effective by the Commission on or prior to 150 days after the Original Issue Date and (iii) use its best efforts to consummate the Exchange Offer within 180 days after the Original Issue Date.
In connection with the foregoing, the Company shall (and shall cause each
Subsidiary Guarantor to) (A) file all pre-effective amendments to such Exchange
Offer Registration Statement as may be necessary to cause such Exchange Offer
Registration Statement to become effective, (B) if applicable, file a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act, (C) cause all necessary filings in connection with the registration and qualification of the New Notes to be made under the Blue
Sky laws of such jurisdictions as are necessary to permit Consummation of the
Exchange Offer, and (D) upon the effectiveness of such Registration Statement, commence the Exchange Offer and use its best efforts to issue New Notes in exchange for all Existing Notes tendered and not withdrawn prior to the expiration of the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the New Notes to be offered in exchange for the
Existing Notes that are Transfer Restricted Securities and permitting resales of
New Notes held by Broker-Dealers as contemplated by Section 3(c) below. If, after such Exchange Offer Registration Statement initially is declared effective by the Commission, the Exchange Offer or the issuance of New Notes under the
Exchange Offer or the resale of New Notes received by Broker-Dealers in the
Exchange Offer as contemplated by Section 3(c) below is interrupted by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Exchange Offer Registration Statement shall be deemed not to have become effective for purposes of this Agreement during the period that such interruption shall continue.

     (b) The Company shall (and shall cause each Subsidiary Guarantor to) use its best efforts to cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company shall (and shall cause each Subsidiary Guarantor to) cause the Exchange Offer to comply with all applicable federal and state securities laws. The Company shall only offer to exchange New Notes for Existing Notes in the Exchange Offer. The
Company shall (and shall cause each Subsidiary Guarantor to) use its best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but not less than 20 Business Days after such effective date.

     (c) The Company shall indicate in a "Plan of Distribution" section contained in the Prospectus included in the Exchange Offer Registration
Statement that any Broker-Dealer that holds Existing Notes that are Transfer
Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer
Restricted Securities acquired directly from the Company or any affiliate of the
Company), may exchange such Existing Notes pursuant to the Exchange Offer;
provided, however, that such Broker-Dealer may be deemed to be an "underwriter"
within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with any resales of the New Notes received by such Broker-Dealer in the Exchange Offer. Such "Plan of
Distribution" section shall allow the use of such Prospectus by all Persons subject to the

prospectus delivery requirements of the Act, including Participating
Broker-Dealers, and shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Notes held by any such
Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

     The Company shall (and shall cause each Subsidiary Guarantor to) use its best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section
6(c) below to the extent necessary to ensure that it is available for resales of
Notes acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time. The
Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request, and in no event later than one Business
Day after such request, at any time in order to facilitate such resales.

     Section 4. Shelf Registration. (a) Shelf Registration. If (i) the Company
and the Subsidiary Guarantors are not required to file an Exchange Offer
Registration Statement or to Consummate the Exchange Offer because the Exchange
Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities shall notify the Company within 15 days after the commencement of the Exchange Offer that such Holder (A) is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or
(B) may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus, and the Prospectus contained in the
Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) is a Broker-Dealer and holds Existing Notes acquired directly from the Company or one of its affiliates, then the Company and the Subsidiary Guarantors shall (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Act, which may be an amendment to the
Exchange Offer Registration Statement (in either event, the "SHELF REGISTRATION
STATEMENT"), on or prior to the earliest to occur of (1) the 90th day after the date on which the Company determines that it is not required to file the
Exchange Offer Registration Statement or (2) the 90th day after the date on which the Company receives notice from a Holder of Transfer Restricted
Securities as contemplated by clause (ii) above (such earliest date being the
"SHELF FILING DEADLINE"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) of this Agreement, and (y) use its best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 90th day after the Shelf
Filing Deadline ( the "SHELF EFFECTIVENESS DEADLINE"). The Company shall (and shall cause each Subsidiary Guarantor to) use its best efforts to keep such
Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and 6(c) of this Agreement to the extent necessary to ensure that it is available for resales of Notes by the
Holders of Transfer Restricted Securities entitled to the benefit of this
Section 4(a) and to ensure that it conforms to the requirements of this
Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a continuous period of (i) two years following the date on which such Shelf Registration becomes effective under the Act or (ii) such shorter period that will terminate when all the Notes covered by the Shelf Registration Statement have been sold pursuant to such Shelf
Registration Statement.

     (b) Provision by Holders of Certain Information in Connection with the
Shelf Registration Statement. No Holder of Transfer Restricted Securities may
include any of its Transfer Restricted Securities in any Shelf Registration
Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 15 days after receipt of a request therefor, such information as the Company or any Subsidiary Guarantor may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary prospectus included in such Shelf Registration Statement. Each
Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed to make the information previously furnished to the Company by such Holder not materially misleading.

     Section 5. Liquidated Damages. If (i) the Exchange Offer Registration
Statement or the Shelf Registration Statement is not filed (including, with respect to the Exchange Offer Registration Statement, by way of a "confidential"
filing) with the Commission on or prior to the date specified for such filing in
Section 3(a) or Section 4(a), respectively, of this Agreement, (ii) the Exchange
Offer Registration Statement or the Shelf Registration Statement has not been declared effective by the Commission on or prior to the date specified for such effectiveness in Section 3(a) or Section 4(a), respectively, of this Agreement
(the "EFFECTIVENESS TARGET Date"), (iii) the Exchange Offer has not been
Consummated and, if required, a Shelf Registration Statement with respect to the
Existing Notes is not declared effective on or prior to the 180th day following the Original Issue Date or (iv) any Registration Statement required by this
Agreement is filed and declared effective but shall thereafter cease to be effective or usable in connection with resales of Transfer Restricted Securities during the periods required by this Agreement (each such event referred to in clauses (i) through (iv), a "REGISTRATION DEFAULT"), the Company hereby agrees to pay to each Holder of Transfer Restricted Securities additional interest
("LIQUIDATED DAMAGES") on the principal amount of the Notes (in addition to the stated interest on the Notes) from and including the date on which any such
Registration Defaults have occurred to but excluding the date on which all such
Registration Defaults have been cured. Liquidated Damages will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, provided that (x) no Liquidated Damages shall accrue under the preceding clause (ii) in respect of the Exchange Offer
Registration Statement or the Shelf Registration Statement at any time at which
Liquidated Damages shall accrue under the preceding clause (i) in respect of the
Exchange Offer Registration Statement or the Shelf Registration Statement,
respectively, and (y) in no event shall such rate exceed 1.00% per annum. All accrued Liquidated Damages shall be paid by the Company on each Interest Payment
Date in accordance with the provisions applicable to the payment of interest set forth in the Indenture. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the accrual of Liquidated
Damages with respect to such Transfer Restricted Securities will cease.

     All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer

Restricted Security shall survive until such time as all such obligations with respect to such Transfer Restricted Security shall have been satisfied in full.

     Section 6. Registration Procedures. (a) Exchange Offer Registration
Statement. In connection with the Exchange Offer, the Company shall (and shall cause each Subsidiary Guarantor to) comply with all of the provisions of Section
6(c) below, shall use its best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

          (i) If, due to a change in law or Commission policy after the date hereof, in the reasonable opinion of U.S. counsel to the Company, there is a question as to whether the Exchange Offer is permitted by applicable federal law or Commission policy, the Company hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Subsidiary Guarantors to Consummate an Exchange Offer
     for such Existing Notes. The Company hereby agrees to pursue the issuance of such a no-action letter or favorable decision to the Commission level.
     In connection with the foregoing, the Company hereby agrees (and agrees to cause each Subsidiary Guarantor) to take all such other reasonable actions as are requested by the Commission or otherwise required in connection with the issuance of such no-action letter or decision, including without limitation (A) participating in telephonic conferences with the Commission,
     (B) delivering to the Commission an analysis prepared by counsel to the
     Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C)
     diligently pursuing a resolution (which need not be favorable) by the
     Commission of such submission.

          (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted
     Securities shall furnish, upon the request of the Company or any Subsidiary
     Guarantor, prior to the Consummation of the Exchange Offer, a written representation to the Company or such Subsidiary Guarantor (which may be contained in the letter of transmittal contemplated by the Exchange Offer
     Registration Statement) to the effect that (A) it is not an affiliate of the Company within the meaning of the Act, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the New Notes to be issued in the Exchange Offer and (C) it is acquiring the New Notes in its ordinary course of business. Holders of Transfer Restricted Securities shall use their best efforts to cooperate in the Company's or any Subsidiary
     Guarantor's preparations for the Exchange Offer.

          (iii) The Company and the Subsidiary Guarantors acknowledge that the staff of the Commission has taken the position that any Broker-Dealer that owns New Notes that were received by such Broker-Dealer for its own account in the Exchange Offer (a "PARTICIPATING BROKER-DEALER") may be deemed to be an "underwriter" within the meaning of the Act and must deliver a prospectus meeting the requirements of the Act in connection with any resale of such New Notes.

     The Company and the Subsidiary Guarantors also acknowledge that it is the
Commission staff's current position that if the Prospectus contained in the
Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating
Broker-Dealers may resell the New Notes, without naming the Participating
Broker-Dealers or specifying the amount of New Notes owned by them, such
Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligations under the Act in connection with resales of New
Notes for their own accounts (other than a resale of an unsold allotment resulting from the original offering of the Notes), so long as the Prospectus otherwise meets the requirements of the Act.

     (b) Shelf Registration Statement. In the event that a Shelf Registration
Statement is required by this Agreement, the Company shall (and shall cause each
Subsidiary Guarantor to) comply with all the provisions of Section 6(c) of this
Agreement and shall use its best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution of such Transfer Restricted
Securities and, in connection therewith, the Company shall (and shall cause each
Subsidiary Guarantor to), as expeditiously as possible, prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution of such Transfer Restricted Securities within the time periods and otherwise in accordance with the provisions of this Agreement.

     (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any
Registration Statement and the related Prospectus, to the extent that the same are required to be available to permit resales of Notes by Broker-Dealers), the
Company shall (and shall cause each Subsidiary Guarantor to):

          (i) use its best efforts to keep such Registration Statement continuously effective for the applicable time period required hereunder and provide all requisite financial statements for the period specified in
     Section 3 or 4 of this Agreement, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B)
     not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall promptly notify the Holders to suspend use of the Prospectus, and the Holders shall suspend use of the Prospectus until the Company and the Subsidiary
     Guarantors have made an appropriate amendment to such Registration
     Statement (or caused the Prospectus to be supplemented by a Prospectus
     Supplement), in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), the Company shall
     (and shall cause each Subsidiary Guarantor to) use its best efforts to cause such amendment to be declared effective and such Registration
     Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

          (ii) prepare and file with the Commission such pre-effective and post-effective amendments to such Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 of this Agreement,

     or such shorter period as will terminate when all Transfer Restricted
     Securities covered by such Registration Statement have been sold; cause the
     Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act during the applicable time period required hereunder and to comply fully with the applicable provisions of Rules 424 and 430A under the Act in a timely manner; and comply with the provisions of the Act and the Exchange Act applicable to the Company and the Subsidiary Guarantors with respect to the disposition of all Transfer Restricted Securities covered by such
     Registration Statement during such period in accordance with the intended method or methods of distribution by the sellers of such securities set forth in such Registration Statement as so amended or in such Prospectus as so supplemented;

          (iii) in the case of a Shelf Registration Statement, advise the underwriter(s), if any, and each of the selling Holders promptly and, if requested by such Persons, confirm such advice in writing, (A) when the
     Prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B)
     of any request by the Commission for amendments to the Registration
     Statement or amendments or supplements to the Prospectus or for additional information relating to such Registration Statement or Prospectus, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the
     Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the
     Prospectus, any amendment or supplement to such Registration Statement or
     Prospectus, as the case may be, or any document incorporated by reference in such Registration Statement or Prospectus untrue, or that requires the making of any additions to or changes in the Registration Statement or the
     Prospectus in order to make the statements in such Registration Statement or Prospectus not misleading and that, in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the
     Transfer Restricted Securities under state securities or Blue Sky laws, the
     Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

          (iv) in the case of a Shelf Registration Statement, furnish to each of the underwriter(s), if any, and each of the selling Holders, before filing with the Commission, copies of any Registration Statement or any Prospectus included in such Registration Statement or Prospectus or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such
     Registration Statement), which documents will be subject to the review and comment of such underwriter(s), if any, and such Holders for a period of at

                                       10

     least five Business Days, and the Company and the Subsidiary Guarantors
     will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus, as the case may be (including all such documents incorporated by reference), to which any underwriter or any selling Holder shall reasonably object within five Business Days after the receipt of such Registration
     Statement or Prospectus;

          (v) in connection with any Shelf Registration Statement and, in the case of Participating Broker-Dealers, any Exchange Offer Registration
     Statement, promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, (A)
     provide copies of such document to the selling Holders (including
     Participating Broker-Dealers, if any) and to the underwriter(s), if any,
     (B) make the Company's representatives reasonably available for discussion of such document and other customary due diligence matters; provided that such discussion and due diligence shall be coordinated on behalf of the selling Holders by one counsel designated by and on behalf of such selling
     Holders and (C) include such information in such document prior to the filing of such document as such selling Holders or underwriter(s), if any, may reasonably request;

          (vi) make available at reasonable times for inspection by the selling
     Holders, any underwriter participating in any disposition pursuant to such
     Registration Statement and any attorney or accountant retained by such selling Holders or any of the underwriter(s), if any, at the offices where normally kept, during reasonable business hours, all relevant financial and other records, pertinent corporate documents and properties of the Company and the Subsidiary Guarantors and cause its and their officers, directors and employees to supply all information reasonably requested by any such
     Holder, underwriter, attorney or accountant in connection with such
     Registration Statement subsequent to the filing thereof and prior to its effectiveness; provided, however, that any information that is designated in writing by the Company or any Subsidiary Guarantor, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such selling Holders, underwriters, attorney or accountant, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying, obligation of confidentiality. Each selling Holder, underwriter, attorney or accountant requesting disclosure will agree that it will, upon learning that disclosure of such information is sought in connection with a court proceeding, give notice to the Company and allow it at its own expense to undertake appropriate action to prevent disclosure of the information deemed confidential;

          (vii) if requested by any selling Holders or the underwriter(s), if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment, if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted
     Securities, information with respect to the principal amount of Transfer
     Restricted Securities being sold to such underwriter(s), the purchase price being paid for Transfer Restricted Securities and any other terms of the offering of the Transfer

                                       11

     Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment; provided, however, that the Company and the Subsidiary Guarantors shall not be required to take any action pursuant to this Section 6(c)(vii) that would, in the opinion of counsel for the Company, violate applicable law;

          (viii) furnish to each underwriter, if any, and selling Holders, without charge, at least one conformed copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits
     (including exhibits incorporated therein by reference that are expressly requested by such persons);

          (ix) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such
     Persons may reasonably request; the Company and the Subsidiary Guarantors hereby consent to the use of the Prospectus and any amendment or supplement to the Prospectus by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the
     Transfer Restricted Securities in accordance with the terms thereof and with U.S. federal securities laws and Blue Sky laws covered by the
     Prospectus or any amendment or supplement thereto;

          (x) enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings of securities of this type) and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all as may be reasonably requested by any
     Holder of Transfer Restricted Securities or the underwriter(s), if any, in connection with any sale or resale of Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement; and
     whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company shall (and shall cause each Subsidiary Guarantor to):

               (A) make such representations and warranties to the Holders of such Transfer Restricted Securities and the underwriters, if any, with respect to the business of the Company and its Subsidiaries (including with respect to businesses or assets acquired or to be acquired by any of them), and the Shelf Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when customarily requested;

               (B) use its best efforts to obtain opinions of counsel to the
          Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the underwriters, if any, and special counsel to the Holders of the
          Transfer Restricted Securities being sold), addressed to each

                                       12

          selling Holder of Transfer Restricted Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters, if any, and special counsel to Holders of Transfer Restricted Securities;

               (C) use its best efforts to obtain customary "cold comfort"
          letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company or any such subsidiary for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to each selling
          Holder of Transfer Restricted Securities and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings;

               (D) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the selling Holders and the underwriters, if any, than those set forth in Section 8 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of
          Transfer Restricted Securities covered by such Shelf Registration
          Statement and the underwriters, if any); and

               (E) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold and the underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to clause (A) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company or any
          Subsidiary Guarantor.

     If at any time the representations and warranties of the Company and the
     Subsidiary Guarantors contemplated in clause (x)(A) above cease to be true and correct, the Company shall so advise the underwriter(s), if any, and each selling Holder promptly and, if requested by any of them, shall confirm such advice in writing;

          (xi) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification
     (or exemption from such registration or qualification) of the Transfer
     Restricted Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the selling Holders and underwriter(s), if any, may reasonably request and do any and all other reasonable acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the
     Registration Statement; provided, however, that the Company and the
     Subsidiary Guarantors shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to

                                       13

     the service of process or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

          (xii) if a Shelf Registration is filed pursuant to Section 4, cooperate with the selling Holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and
     enable such Transfer Restricted Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may reasonably request;

          (xiii) in connection with any sale or transfer of Transfer Restricted
     Securities that will result in such securities no longer being Transfer
     Restricted Securities, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted
     Securities to be in such denominations and registered in such names as the
     Holders or the underwriter(s), if any, may request at least two Business
     Days prior to any sale of Transfer Restricted Securities made by such underwriter(s);

          (xiv) use its best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers of such Transfer Restricted Securities or the underwriter(s), if any, to consummate the disposition of such Transfer
     Restricted Securities, subject to the proviso contained in clause (xi)
     above;

          (xv) if any fact or event contemplated by Section 6(c)(iii)(D) of this
     Agreement shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related
     Prospectus or any document incorporated in such Registration Statement or
     Prospectus by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Registration Statement will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading and the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading;

          (xvi) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of the Registration Statement and provide the Trustee under the Indenture with certificates for the Transfer
     Restricted Securities that are in a form eligible for deposit with The
     Depository Trust Company;

          (xvii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any
     "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD;

                                       14

          (xviii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission in regards to any Registration
     Statement, and make generally available to its securityholders, as soon as practicable, a consolidated earnings statement of the Company and its subsidiaries meeting the requirements of Rule 158 of the Act (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or reasonable best efforts Underwritten
     Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement;

          (xix) cause the Indenture or such other indenture for the New Notes to be qualified under the TIA not later than the effective date of the first
     Registration Statement required by this Agreement, and, if applicable, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture, if any, as may be required for such
     Indenture to be so qualified in accordance with the terms of the TIA; and
     execute, and use its best efforts to cause the Trustee to execute, all customary documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

          (xx) use its best efforts to take any action, satisfy any condition or do any thing (including the obtaining or effecting of any necessary consent, approval, authorization, filing, license, recording or registration and including further, without limitation, the making of all filings with the CNV and the BASE and providing the CNV and the BASE with all required documents) at any time required in accordance with applicable
     Argentine laws and regulations, to be taken, fulfilled or done in order to permit the Exchange Offer or the Shelf Registration Statement, as the case may be, and, in general, to use its best efforts to ensure at all times the validity, enforceability and performance of this Agreement.

     In the case of a Shelf Registration Statement, the Company and each
Subsidiary Guarantor may require each Holder to furnish to the Company such information as the Company may reasonably request, and the Company and the
Subsidiary Guarantors may exclude from such registration the New Notes of any
Holder who fails to furnish such information within a reasonable period of time after receiving such request. Each Holder as to which any Shelf Registration is being effected shall furnish promptly to the Company, upon its request, all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) of this Agreement, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) of this
Agreement, or until it is advised in writing (the "ADVICE") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the
Prospectus. If so directed by the Company or any Subsidiary Guarantor, each
Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies

                                       15

then in such Holder's possession, of the Prospectus covering such Transfer
Restricted Securities that was current at the time of receipt of such notice. In the event that the Company or any Subsidiary Guarantor shall give any such notice, the time period regarding the effectiveness of such Registration
Statement set forth in Section 3 or 4 of this Agreement, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) of this Agreement to and including the date when each selling Holder covered by such Registration
Statement shall have received the copies of the supplemented or amended
Prospectus contemplated by Section 6(c)(xv) of this Agreement or, if no such supplemented or amended Prospectus is required, when it shall have received the
Advice.

     Section 7. Registration Expenses. All fees and expenses incident to the
Company's or any Subsidiary Guarantor's performance of or compliance with this
Agreement will be borne by the Company or such Subsidiary Guarantor regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including required filings made by the Holder with the NASD (and, if applicable, the reasonable fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD)); (ii)
all fees and expenses of compliance with U.S. federal securities and state Blue
Sky or securities laws or Argentine laws and regulations; (iii) all expenses of printing (including printing certificates for the New Notes to be issued in the
Exchange Offer and printing of Prospectuses); (iv) all fees and disbursements of counsel for the Company and, subject to Section 7(b) below, all reasonable fees and disbursements of counsel for the Holders of Transfer Restricted Securities;
(v) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any comfort letters required by or incident to such performance); and (vi) all fees and expenses of the Trustee and any exchange agent and the fees and disbursements of its counsel.

     The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the
Company.

     In connection with any Registration Statement required by this Agreement
(including, without limitation, the Shelf Registration Statement, but excluding the Exchange Offer Registration Statement if no Transfer Restricted Securities
are resold pursuant to the "Plan of Distribution" contained therein), the
Company will reimburse the Holders of Transfer Restricted Securities resold pursuant to the "Plan of Distribution" contained in the Exchange Offer
Registration Statement or registered pursuant to the Shelf Registration
Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Proskauer Rose LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer
Restricted Securities for whose benefit such Registration Statement is being prepared.

     Notwithstanding the foregoing or anything in this Agreement to the contrary, each Holder of Transfer Restricted Securities shall pay all underwriting discounts and commissions of any underwriters with respect to any
Notes sold by or on behalf of it.

                                       16

     Section 8. Indemnification. (a) Each of the Company and the Subsidiary
Guarantors agrees to indemnify and hold harmless (i) each Holder of Transfer
Restricted Securities and each Participating Broker-Dealer, (ii) each person, if any, who controls any of the foregoing within the meaning of Section 15 of the
Act or Section 20(a) of the Exchange Act (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii)
the agents, employees, officers and directors of any Holder or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "INDEMNIFIED PERSON") from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation) (collectively, "LOSSES")
to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, preliminary prospectus or
Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
provided, however, that the Company and the Subsidiary Guarantors will not be liable in any such case to the extent, but only to the extent, that any such
Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Indemnified Person relating to such Indemnified Person expressly for use therein. This indemnity agreement will be in addition to any liability that the
Company and the Subsidiary Guarantors may otherwise have, including, but not limited to, liability under this Agreement.

     (b) In connection with any Registration Statement pursuant to which a
Holder of Transfer Restricted Securities offers or sells Transfer Restricted
Securities, such Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and the Subsidiary Guarantors, their respective agents, employees, officers and directors and any person controlling the Company and the
Subsidiary Guarantors within the meaning of Section 15 of the Act or Section
20(a) of the Exchange Act, and the agents, employees, officers and directors of such controlling person to the same extent as the foregoing indemnity from the
Company and the Subsidiary Guarantors to each Indemnified Person but only with respect to, and to the extent that, any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to such Holder furnished in writing to the Company by such Holder expressly for use in such Registration Statement.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, suit or proceeding (collectively, an
"ACTION"), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such Action (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this
Section 8 except to the extent that it has been prejudiced in any material respect by such failure or from any liability

                                       17

which it may otherwise have). In case any such Action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such Action, the indemnifying party will be entitled to participate in such
Action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such Action with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such Action, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such Action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such Action within a reasonable time after notice of commencement of the Action, or (iii)
such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such
Action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one Action or separate but substantially similar or related Actions arising out of the same general allegations or circumstances. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or Action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

     (d) In order to provide for contribution in circumstances in which the indemnification provided for in paragraphs (a) and (b) of this Section 8 is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under this Section 8, the
Company, the Subsidiary Guarantors and the Indemnified Persons shall contribute to the aggregate Losses of the nature contemplated by such indemnification provision (but after deducting in the case of Losses suffered by the indemnifying party, any contribution received by the indemnifying party from persons other than the Indemnified Person who may also be liable for contribution, including persons who control the Indemnified Person within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) to which the Company, the Subsidiary Guarantors and the Indemnified Persons may be
subject, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors, on the one hand, and the
Indemnified Persons, on the other hand, from the offering of the Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in paragraph (c) of this Section 8, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Subsidiary Guarantors, on the one
hand, and the Indemnified Persons, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company and the
Subsidiary Guarantors, on the one hand, and the Indemnified Persons, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the
Company, the Subsidiary Guarantors or the Indemnified Persons and the parties'
relative intent,

                                       18

knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.

     (e) Each of the Company and the Subsidiary Guarantors agrees that it would not be just and equitable if contribution pursuant to paragraph (d) of this
Section 8 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above.

     Notwithstanding the provisions of paragraph (d) of this Section 8, (i) in no case shall an Indemnified Person be required to contribute any amount in excess of the amount by which the total received by such Indemnified Person with respect to its sale of its Transfer Restricted Securities or New Notes, as the
case may be, exceeds the amount of any damages that such Indemnified Person has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act)
shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of paragraphs (d) and (e) of this
Section 8, each person, if any, who controls an Indemnified Person within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Indemnified Person, and each person, if any, who controls the Company and Subsidiary Guarantors, if applicable, within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company and Subsidiary Guarantors, if applicable, subject in each case to clauses (i) and (ii) of this Section
8(e). Any party entitled to contribution will, promptly after receipt of notice of commencement of any Action against such party in respect of which a claim for contribution may be made against another party or parties under paragraph 8(d)
or (e) of this Section 8, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under paragraph (d) or (e) of this Section 8 or otherwise. No party shall be liable for contribution with respect to any Action or claim settled without its written consent; provided, however, that such written consent shall not be unreasonably withheld.

     Section 9. Rule 144A. If at any time the Company is not required to file reports under the Act and the Exchange Act, it agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities and any prospective purchaser of such Transfer Restricted Securities designated by such
Holder or beneficial owner and to Broker-Dealers, upon their request, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

     Section 10. Participation in Underwritten Registrations. No Holder may
participate in any Underwritten Registration under this Agreement unless such
Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in customary underwriting arrangements approved by the Persons entitled under this Agreement to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorneys, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

                                       19

     Section 11. Selection of Underwriters. The Holders of Transfer Restricted
Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any
such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the
Holders of a majority in aggregate principal amount of the Transfer Restricted
Securities included in such offering; provided that such investment bankers and managers must be reasonably satisfactory to the Company.

     Section 12. Miscellaneous. (a) Remedies. Each Holder, in addition to being entitled to exercise all rights provided in this Agreement, in the Indenture or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. Each of the
Company and the Subsidiary Guarantors agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive the defense in any Action for specific performance that a remedy at law would be adequate.

     (b) No Inconsistent Agreements. The Company and the Subsidiary Guarantors
will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the
Holders in this Agreement or otherwise conflicts with the provisions of this
Agreement. The Company and the Subsidiary Guarantors have not previously entered into any agreement granting any registration rights with respect to its respective securities to any Person, except as disclosed in the Offering
Memorandum or in the Offering Memorandum dated March 26, 1998 related to the
Existing Notes. The rights granted to the Holders under this Agreement do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date of this Agreement.

     (c) Adjustments Affecting the Notes. Without the written consent of the
Holders of a majority in aggregate principal amount of outstanding Transfer
Restricted Securities, the Company will not take (nor permit any Subsidiary
Guarantor to take) any action, or permit any change to occur, with respect to the Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

     (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions of this Agreement may not be given unless (i) in the case of
Section 5 hereof and this Section 12(d)(i), the Company and the Subsidiary
Guarantors have obtained the written consent of each affected Holder of outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company and the Subsidiary Guarantors have obtained the written consent of Holders of a majority of the outstanding principal amount of
Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions of this Agreement that relates exclusively to the rights of Holders whose securities are being sold or tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being sold or tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such
Exchange Offer.

                                       20

     (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivering, first-class mail
(registered or certified, return receipt requested), telex, telecopier or air courier guaranteeing overnight delivery:

          (i) if to a Holder, at the address set forth on the records of the
     Registrar under the Indenture, with a copy to the Registrar under the
     Indenture; and

          (ii) if to the Company or the Subsidiary Guarantors, at:

               Mastellone Hermanos S.A.
               E. Ezcurra 365,
               Piso 2, Oficina 310
               C1107CLA Buenos Aires
               Argentina
               Telephone: (54) 23-7485-9050
               Facsimile: (54) 23-7485-9059
               Attention: Rodolfo Gonzalez

             with a copy to:

               Shearman & Sterling LLP
               599 Lexington Avenue
               New York, NY 10032
               Facsimile: (212) 848-7179
               Attention: John A. Millard, Esq.

     All such notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) five
Business Days after being deposited in the mail, postage prepaid, if mailed;
(iii) when answered back, if telexed; (iv) when receipt acknowledged, if telecopied; and (v) on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

     (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the
Subsidiary Guarantors, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities.

     (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of this
Agreement.

     (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     (i) Submission to Jurisdiction. Each of the Company and the Subsidiary
Guarantors agrees to submit to the non-exclusive jurisdiction of the courts of the State of New York and the

                                       21

United States Federal Courts sitting in the City of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement.
Each of the Company and the Subsidiary Guarantors hereby designates and appoints
CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as its agent to receive on its behalf service of all process in any proceedings in any court sitting in New York, New York, such service being hereby acknowledged by the
Company and the Subsidiary Guarantors to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to the Company and the Subsidiary Guarantors at the address specified in Section 12(e) hereof, except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by the Company or the Subsidiary
Guarantors refuses to accept service, each of the Company and the Subsidiary
Guarantors hereby agrees that service upon it by mail shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Holders to bring proceedings against the Company or the Subsidiary Guarantors in the courts of any other jurisdiction.

     To the extent that the Company, the Subsidiary Guarantors or any of their properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which the proceedings may at any time be commenced, with respect to their obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, each of the Company and the Subsidiary Guarantors, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

     Each of the Company and the Subsidiary Guarantors irrevocably waives the right to demand that the plaintiff post a bond or guaranty or other similar cautio indicatum solvi in any action or proceeding arising out of relating to this Agreement against the Company or the Subsidiary Guarantors in Argentina.

     (j) Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, each of the Company and the Subsidiary Guarantors agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Company could purchase United States dollars with such other currency in New York City on the Business Day preceding that on which final judgment is given. The obligation of the Company, the Subsidiary Guarantors and any indemnifying party in respect of any amount payable pursuant to this
Agreement, shall, notwithstanding any judgment in a currency other than United
States dollars, not be discharged until the first Business Day following receipt by the Company, such Subsidiary Guarantor or the Indemnified Person, as the case may be, of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Company, the Subsidiary Guarantors or the
Indemnified Person, as the case may be, may in accordance with normal banking procedures purchase United States dollars with such

                                       22

other currency; if the United States dollars so purchased are less than the sum originally due to the Company, the Subsidiary Guarantors or the Indemnified
Person, as the case may be, hereunder, the Company, the Subsidiary Guarantors and such Indemnified Person agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Company, the Subsidiary Guarantors or the
Indemnified Person, as the case may be, against such loss. If the United States dollars so purchased are greater than the sum originally due to the Company,
Subsidiary Guarantor or Indemnified Person, as the case may be, hereunder, the
Company, such Subsidiary Guarantor or the Indemnified Person, as the case may be, agrees to pay to the Company, the Subsidiary Guarantor or the Indemnified
Person, as the case may be, an amount equal to the excess of the dollars so purchased over the sum originally due to the Company, the Subsidiary Guarantor or the Indemnified Person, as the case may be, hereunder.

     All payments to be made by the Company or any Subsidiary Guarantors under this Agreement shall be made in U.S. dollars, at such place outside of the
Republic of Argentina as agreed with the payee thereof, without withholding or deduction for or on account of any present or future taxes, duties or charges whatsoever imposed or levied by or on behalf of the Republic of Argentina or any political subdivision or taxing authority therein, unless the Company or any
Subsidiary Guarantor is compelled by law to deduct or withhold such taxes, duties or charges, in which event the Company or any Subsidiary Guarantor shall pay such "additional amounts" as may be necessary in order that the net amounts received by such payee (including "additional amounts") after any withholding in respect of such taxes, duties or charges shall equal the amount that would have been received in the absence of such withholding or deduction.

     (k) Waiver of Immunity. To the extent that the Company or any Subsidiary
Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid or execution, or otherwise) with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations hereunder to the extent permitted by applicable law and, without limiting the generality of the foregoing, agrees that the waivers set forth in this paragraph shall have effect to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are
intended to be irrevocable for purposes of such Act.

     (l) Severability. In the event that any one or more of the provisions contained in this Agreement, or the application of any such provision in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained in this Agreement shall not be affected or impaired thereby.

     (m) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties to this Agreement in respect of the subject matter contained in this Agreement. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to in this Agreement with respect to the registration rights granted by the Company and the Subsidiary Guarantors with respect to the Transfer
Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                                       23

     (n) Beneficiaries. Holders are intended beneficiaries of this Agreement and this Agreement may be enforced by such Holders. Any person who acquires Transfer
Restricted Securities will, as the Holder of such Transfer Restricted
Securities, automatically become a party to this Agreement.

                                       24

     IN WITNESS WHEREOF, the Company and the Subsidiary Guarantors have executed this Agreement as of the date first written above.

                                       MASTELLONE HERMANOS S. A.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       LEITESOL INDUSTRIA E COMERCIO S.A.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       MASTELLONE SAN LUIS S. A.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       PROMAS S.A.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title: